Exhibit 10.4

Director Compensation Program

On July 25, 2011, Digital Realty Trust, Inc.’s board of directors approved an amendment to the Company’s director compensation program to provide that, effective July 25, 2011, an annual cash retainer of $25,000 will be payable to any non-employee director who serves as Chairman of the board of directors (in addition to the annual cash base retainer of $40,000 payable for service as a non-employee director). No other changes were made to the director compensation program.